Exhibit 10.17

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of this 13th day of October, 2004, by and among J.W. Childs Equity Partners, L.P. (“J.W. Childs”), Real Mex Restaurants, Inc. (“Real Mex”), and CKR Acquisition Corp. (“Buyer”).

WHEREAS, J.W. Childs, Real Mex, and Buyer have entered into an Asset Purchase Agreement, dated as of the date hereof by and among J.W. Childs, Buyer, Real Mex and the other parties thereto (as the same may be amended and modified from time to time, the “Asset Purchase Agreement”);

WHEREAS, Buyer’s agreement to enter into the Asset Purchase Agreement is conditioned upon the execution and delivery by J.W. Childs, simultaneously with the execution and delivery of the Asset Purchase Agreement, of this Agreement; and

WHEREAS, all capital terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, and in order to prescribe the terms and conditions of such purchase and sale, the parties hereto agree as follows:

1.             Issuance of Real Mex Securities.  Real Mex covenants to issue and deliver to J.W. Childs on the Closing Date the number of stock certificates, options and warrants representing the Stock Consideration to be issued and delivered to J.W. Childs pursuant to Section 6.4 of the Asset Purchase Agreement.  Real Mex covenants that upon such issuance and delivery, the securities representing the Stock Consideration shall be duly authorized, validly issued, fully paid and non-assessable.

2.             Representations and Warranties.

(a)           Real Mex and Buyer Representations.  Real Mex and Buyer jointly and severally represent and warrant to J.W. Childs on the date hereof as follows:

(i)            Organization and Power.  Real Mex and Buyer (i) arc duly organized and validly existing under the laws of their respective states of incorporation, (ii) have the requisite power and authority to own their properties and assets, and to carry on the business in which they are now engaged, and (iii) have the requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby and thereby.

(ii)           Authority.  This Agreement constitutes the legal, valid and binding obligation of Real Mex and Buyer, as the case may be, enforceable against it in accordance with its terms, except as enforceability may be limited by in any case (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).  The execution, delivery and performance of this Agreement, and the consummation by Real Mex and Buyer of the transactions contemplated hereby do not require any filing with, notice to, or consent, waiver or approval of, any third party, including but not limited to, any governmental body or entity.

(iii)          No Breach or Conflict.  The execution, delivery and performance of this Agreement shall not: (I) violate or result in a breach of any term of Real Mex’s or Buyer’s Certificate of Incorporation or Bylaws, result in a breach of, or constitute a default under, any term in any agreement or other instrument to which Real Mex or Buyer is a party, such default having not been previously waived by the other party to any such agreement, or violate any Law or any order, rule or regulation applicable to Buyer, of any court or of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Real Mex or Buyer.  The execution, delivery and performance of this Agreement by Real Mex and Buyer have been duly authorized by all necessary corporate action.

(iv)          Capitalization.  The representations and warranties of Real Mex and Buyer contained in Section 6.4 of the Asset Purchase Agreement shall be true and correct as of the Closing Date.

(v)           Financial Statements.  The representations and warranties of Real Mex and Buyer contained in Section 6.5 of the Asset Purchase Agreement are true and correct.

(b)           J.W. Childs Representations.  J.W. Childs represents and warrants to Real Mex and Buyer on the date hereof as follows:

(i)            Organization and Power.  J.W. Childs (i) is duly organized and validly existing under the laws of Us state of formation, (ii) has the requisite power and authority to own its properties and assets, and to carry on its business in which it is now engaged, and (iii) has the requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby and thereby.

(ii)           Authority.  This Agreement constitutes the legal, valid and binding obligation of J.W. Childs, enforceable against it in accordance with its terms, except as enforceability may be limited by in any case (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).  The execution, delivery and performance of this Agreement, and the consummation by J.W. Childs of the transactions contemplated hereby does not require any filing with, notice to, or consent, waiver or approval of, any third party, including but not limited to, any governmental body or entity.

(iii)          No Breach or Conflict.  The execution, delivery and performance of this Agreement shall not: (i) violate or result in a breach of any term of J.W. Childs’s Certificate of Formation (or similar organizational document) or partnership agreement, result in a breach of, or constitute a default under, any term in any agreement or other instrument to which J.W. Childs is a party, such default having not been previously waived by the other party to any such agreement, or violate any Law or any order, rule or regulation applicable to J.W. Childs, of any court or of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over J.W. Childs. The execution, delivery and performance of this Agreement by J.W. Childs has been duly authorized by all necessary partnership action.

(iv)          Investment Representation.  J.W. Childs acknowledges that the Real Mex Securities have not been, and will not be as of the Closing Date, registered under the Securities Act of 1933, as amended, or the securities Laws of an state or other regulatory body and such shares are being offered and sold in reliance upon federal and state exemptions.  J.W. Childs is acquiring the Real Mex Securities for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities Laws.  J.W. Childs is a sophisticated investor, familiar with the business of Real Mex so that it is capable of evaluating the merits and risks of its investment in the Real Mex Securities.

3.             No Survival of Representations and Warranties.  None of the representations and warranties of the parties hereto contained in Section 2 of this Agreement or made in any other documents or instruments delivered pursuant to this Agreement shall survive past the Closing Date.

4.             Indemnification.  On and after the Closing Date, J.W. Childs shall indemnify Buyer and Real Mex and their Affiliates and their respective partners, members, officers, directors, employees, agents and representatives (each, a “Buyer Indemnified Party”) and hold each such Buyer Indemnified Party harmless from and against any and all Damages (as defined below) arising out of, resulting from or relating to (A) any misrepresentation or breach of any representation, warranty, covenant or agreement made by Sellers in the Asset Purchase Agreement or in any schedule, statement, document or certificate furnished or required to be furnished to Buyer pursuant thereto and (B) the Excluded Assets or the Excluded Liabilities.  For purposes of this Agreement, “Damages” shall mean any and all losses, liabilities, damages (including any governmental penalty), obligations, awards, fines, deficiencies, interest, actions, demands, claims, proceedings, judgments, costs, expenses and fees (including attorneys’ fees, court costs and all other reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) resulting from, arising out of or incident to (a) any of the foregoing indemnifiable items or (b) incident to the enforcement of this Agreement; provided, that Damages shall not include (i) punitive damages other than punitive damages payable to a third party, and (ii) Damages from breaches disclosed on the certificates to be delivered to Buyer in accordance with Sections 8.1(a), 8.l(b), and 8.1(c) of the Asset Purchase Agreement; and provided, further, that Damages shall be calculated net of any insurance proceeds actually received by Buyer with respect to the occurrence that is the basis for such Damages.

5.             Limitations.  J.W. Childs will not be liable for any Damages unless (i) Real Mex or Buyer asserts a written claim for such damages prior to the end of the one-year period from the Closing Date (and J.W. Childs agrees that any claim so filed shall survive until its final resolution), (ii) the Damages with respect to the particular act, event, fact, occurrence or omission causing Damages exceeds $10,000, and (iii) the aggregate of all Damages exceeds $600,000 (and then only to the extent of such excess).  The maximum liability of J.W. Childs hereunder shall in no event exceed $6,000,000.  For purposes of calculating the amount of Damages and for determining if any breach of any representation or warranty in the Asset Purchase Agreement has occurred, all references to a “Material Adverse Effect” or materiality (or other correlative terms) in such representation or warranty shall be disregarded.  Notwithstanding anything to the contrary contained in Section 9.1 of the Asset Purchase Agreement, for purposes of this Agreement, the representations and warranties of the Sellers contained in the Asset Purchase Agreement shall survive for a period of 12 months after the Closing Date.

6.             Payment.  In the event that J.W. Childs owes Damages pursuant to this Agreement, at its option J.W. Childs may pay all or portion of such Damages in cash or by remitting Real Mex Securities to Real Mex with a value equal to such amount of such Damages.  If J.W. Childs makes payment on or before the one-year period from the Closing Date, the Real Mex Securities shall be deemed to have a value equal to $1,000,000 for each 1% of the Real Mex Securities issued to J.W. Childs at the Closing.  If J.W. Childs makes payment after the one-year period from the Closing Date, the Real Mex Securities shall have a value equal to the fair market value as mutually agreed by the parties.  If the parties can not mutually agree on the fair market value, the fair market value shall be determined by an appraiser, investment bank or similar valuation professional of national standing in the restaurant industry mutually agreeable to the parties, which agreement shall not be unreasonably withheld or delayed by either party.

7.             Third Party Claims.

(a)           If a Buyer Indemnified Party is seeking indemnification pursuant to this Agreement on account of a Third Party Claim (as defined below), Buyer shall give prompt notice to J.W. Childs of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and will give J.W. Childs such information with respect thereto as J.W. Childs may reasonably request, but failure to give such notice shall not relieve J. W. Childs of any liability hereunder (except to the extent that J.W. Childs has suffered actual prejudice thereby).  J.W. Childs shall have the right (but not the obligation), exercisable by written notice to Buyer within 15 days of receipt of notice from Buyer of the commencement of or assertion of any claim or action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a “Third Party Claim”), to assume the defense and control the settlement of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided, however, that (i) J.W. Childs expressly agrees in such notice that, as between J.W. Childs and the Buyer Indemnified Party, J.W. Childs shall be solely obligated to satisfy and discharge the Third Party Claim; (ii) the defense of such Third Party Claim by J.W. Childs will not, in the reasonable judgment of Buyer, have any continuing material adverse effect on the Buyer Indemnified Party’s business or financial condition; and (iii) J.W. Childs provides Buyer with reasonable assurances that it has the financial ability to satisfy the full amount of any adverse monetary judgment that may result (the conditions set forth in clauses (i), (ii) and (iii) are collectively referred to as the “Litigation Conditions”).

(b)           J.W. Childs or Buyer, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other is defending as provided in this Agreement.  J.W. Childs, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed).  J.W. Childs shall not, without the prior written consent of Buyer, enter into any compromise or settlement which commits Buyer or any Buyer Indemnified Party to take, or to forbear to take, any action or which does not provide for a complete release by such third party of the Buyer Indemnified Party.  Buyer shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with the written consent of J.W. Childs, which consent shall not be unreasonably withheld or delayed.

(c)           Whether or not Buyer chooses to defend or prosecute any Third Party Claim, the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.  No right to indemnification under this Agreement shall be limited by reason of any investigation or audit conducted before or after the Closing by any Buyer Indemnified Party or the knowledge any of such party of any breach of any representation, warranty, agreement or covenant by any party to the Asset Purchase Agreement at any time, or the decision by any Buyer Indemnified Party to complete the Closing.

8.             Miscellaneous.

(a)           Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereunder shall be governed by, the Laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State

(b)           Jurisdiction; Disputes; Arbitration.  The provisions of Section 10.11 of the Asset Purchase Agreement relating to jurisdiction, disputes and arbitration shall apply to this Agreement and the provisions of such Section 10.11 are hereby incorporated by reference herein.

(c)           Effectiveness.  This Agreement shall become effective against any party hereto only upon consummation of the transactions contemplated by the Asset Purchase Agreement.  In the event that the Asset Purchase Agreement is terminated, this Agreement shall be null and void and of no further force and effect.

(d)           Counterparts.  This Agreement may be executed in one or more counterparts which in the aggregate shall comprise one Agreement.

(e)           Real Mex Indemnification.  On and after the Closing Date, Real Mex shall indemnify J.W. Childs and hold J.W. Childs harmless from and against any and all Damages arising out of, resulting from or relating to a breach of the covenants set forth in Section 1 hereof.

[signature page follows]

IN WHITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above written.

CKR ACQUISITION CORP.

By:	/s/	Frederick F. Wolfe
	Name:	Frederick F. Wolfe
	Title:	President

REAL MEX RESTAURANTS, INC.

By:	/s/	Frederick F. Wolfe
	Name:	Frederick F. Wolfe
	Title:	President

J.W. CHILDS EQUITY PARTNERS, L.P.

By:	/s/	Jeffrey J. Teschke
	Name:	Jeffrey J. Teschke
	Title:	Vice-President